UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/07/2011

RAYONIER INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-6780

North Carolina	13-2607329
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1301 Riverplace Boulevard
Jacksonville, Florida
32207
(Address of principal executive offices, including zip code)

904-357-9100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On January 7, 2011, Rayonier Inc. issued a press release announcing that its Board of Directors recently authorized management to proceed with the final analysis on the potential conversion of the existing fluff pulp fiber line at its Jesup, Ga., mill to produce high purity cellulose specialties pulps. The analysis will include market assessment, detailed design and engineering and cost estimates.   The Company expects the analysis will be completed by mid-year 2011, when the Board is expected to make a final decision on the project. If approved, the converted line would be scheduled to begin production in 2013.

A copy of the Company's press release is furnished herewith as Exhibit 99.1. This information shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC.

Date: January 07, 2011	By:	/s/ Hans E. Vanden Noort
Hans E. Vanden Noort
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Cellulose Specialties Expansion Final Analysis Approved by Rayonier Board